                                    Bylaws of
                                ArchivalCD, Inc.
                             A Delaware Corporation

                                    Article I

                                     Offices

Section 1 - Principal Office: The principal office for the transaction of the business of the corporation is hereby located at 100 North Sixth, #212,
Crockett, TX 75835. This location may be changed to any other designated location without amendment to these bylaws.

Section 2 - Registered Office: The registered office shall be the same as the principal office or as designated in the Articles of Incorporation. The registered agent may be changed to any other person or corporation without amendment to these bylaws or amendment to the Articles of Incorporation.

Section 3 - Other Offices: Branch or subordinate offices may at any time be established by the board of directors at any place or places where the corporation is qualified to do business.

                                   Article II

                                  Shareholders

Section 1 - Place of Meetings: All meetings of shareholders shall be held at the principal office of the corporation unless another place is designated either by the board of directors pursuant to authority hereinafter granted, or by the written consent of all shareholders entitled to vote thereat, given either before or after the meetings and filed with the secretary of the corporation.

Section 2 - Annual meetings: The annual meeting of the shareholders shall be held not more than 120 days after the close of the year and will be held at a time specified by the board of directors. At such meetings directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the power of the shareholders.
[Self-removing clause: The first annual shareholder's meeting will be held within 120 days of the official IPO date afterwhich this clause shall become void and be automatically struck from these bylaws with no further action required. Should this first shareholders meeting fall within 60 days of an
Article II, Section 2 required meeting the Board may elect to adjust the dates of both meetings to coincide and have one meeting meet the requirements of both.]

Written notice of each annual meeting shall be made available to each shareholder entitled to vote either personally or by mail or other means of communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given no address notice shall be deemed to have been given if distributed by Press Release wire service to an accepted Fair Disclosure distribution plan. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) days and not more than sixty (60) days before each annual meeting, and shall specify the place, the day and hour of such meeting, and shall state such other matters, if any, as may be expressly required by statute.

Section 3 - Special Meeting: Special meetings of the shareholders, for any purpose whatsoever may be called at any time by the president of the corporation or by the board of directors, or by one or more shareholders holding not less than one-fifth of the voting power of the corporation. Except in special cases where other express provision is made by statute, notice of special meetings shall be given in the same manner as for annual meetings of shareholders.
Notices of any special meeting shall specify in addition to the place, day and hour of such meeting, the general nature of the business to be transacted.

Section 4 - Adjourned Meetings and Notice Thereof: Any shareholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by a vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no business may be transacted at such a meeting.

When any shareholders' meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, if the time and place thereof are announced at the meeting at which such adjournment is taken.

Section 5 - Voting: Unless the board of directors has fixed in advance (pursuant to Article V, Section 1) a record date for purposes of determining entitlement of vote at the meeting, the record date shall be as of the close of business ten
(10) business days preceding the date on which the meeting shall be held.

Section 6 - Quorum: The presence or proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 7 - Consent of Absentees: The transaction of any meeting of shareholders, either annual or special, however called and noticed, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy. Absentee shareholders not represented by proxy are considered consenting to the meeting but their votes are not counted in any tally.

Section 8 - Action Without Meeting: Any action which under any provision of the
Delaware Corporate Code, may be taken at a meeting of the shareholders, may be taken without a meeting if authorized in writing signed by the person(s) holding more than 50% of voting shares and able to vote upon such action at a meeting, and filed with the secretary of the corporation, or such other procedure followed as may be prescribed by statute.

Section 9 - Proxies: Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation; provided that no such proxy shall be valid after the expiration of two (2) years from the date of its execution, unless the person executing it specified therein the length of time for which such proxy is to continue in force.

Section 10 - Inspection of Corporation Records: The stock ledger or duplicate stock ledger, the books of account, and minutes of proceedings of the shareholders, the board of directors and executive committees of directors shall be open to inspection upon written demand of any shareholder or the holder of a voting trust certificate within five (5) business days of such demand during ordinary business hours if for a purpose reasonably related to his interests as a shareholder, or as the holder of such voting trust certificate. The list of shareholders entitled to vote shall be prepared at least ten (10) days before every meeting of shareholders by the officer of the stock ledger and shall be open for inspection by any shareholder, for any purpose germane to the meeting, during ordinary business hours for at least ten (10) days prior to such meeting.
Such inspection may be made in person or by an agent or attorney authorized in writing by a shareholder, and shall include the right to make abstracts. Demand of inspection other than at a shareholder's meeting shall be made in writing upon the president, secretary, assistant secretary or general manager of the corporation.

Section 11 - Inspection of Bylaws: The corporation shall keep in its principal office for the transaction of business the original or a copy of these bylaws as amended or otherwise altered to date, certified by the president or secretary, which shall be open to inspection by the shareholders at all reasonable times during ordinary business hours.

                                   Article III

                                    Directors

Section I - Powers: Subject to any limitations of the Articles of Incorporation, of the bylaws, and of the Delaware Corporate Code as to action which shall be authorized by the shareholders, and subject to the duties as prescribed by the bylaws, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be controlled, by the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers, to wit:

     FIRST - If allowed by the Articles of Incorporation, to alter, amend, or repeal the bylaws of the corporation.

     SECOND - To select and remove all the other officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent  with law, or with the Articles of Incorporation or the bylaws and fix their compensation.

     THIRD - To conduct, manage, and control the affairs and business of the corporation, and to make such rules and regulations therefore not inconsistent with law, or with the Articles of Incorporation or the bylaws, as they may deem in the best interest of the company.

     FOURTH - To authorize the issue of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities canceled, or tangible or intangible property actually received, or in the case of shares issued as a dividend, against amounts transferred from surplus to stated capital; and to authorize a Transfer Agent to act as required.

     FIFTH  - To borrow money and incur indebtedness for purposes of the corporation, and to cause to be executed and delivered therefore, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecation or other evidences of debt and securities therefore.

     SIXTH - To appoint an executive committee and other committees, and to delegate to such committee(s) any of the powers and authority of the board in the management of the business and affairs of the corporation as needed.
     Any such committee(s) shall include one or more directors.

Section 2 - Number and Qualification of Directors: The authorized number of directors of the corporation shall be no less than Five (5) and no more than
Seven (7) until changed by amendment to this bylaw or as automatically required to fulfill Section 3, Sub A, Class 2.

Section 3 - Election and Term of Office: The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected as a special meeting of shareholders held for that purpose as soon thereafter as conveniently may be. A director, excepting a Class 3 Director, may be removed from office at any time by a majority vote of shareholders or by a two-thirds vote of the board of directors.

     Sub A:  Various Classes of Directors - Three classes of directors are authorized and will serve in similar capacity.  At the expiration of Class
     3 only two classes of directors will be authorized.

          Class 3: For three years from the date of first shareholders meeting following the initial IPO, Daniel J. Hay shall be an appointed director.  At the end of this term a Class Three becomes a Class One
          Director.

          Class 2: At various times Directors may be appointed to the board as fiduciary  overseers. These seats may last for one (1) to three (3)
          years with an individual assigned by the overseer to hold the position. If a Class 2 director is removed from office by shareholder for director vote the overseer may appoint a different individual to fill the term. Class 2 Directors are in addition to the 5-7 Directors allowed according to Bylaws. If the number of Class 2 directors ever reaches or exceeds three then directors or shareholders are allowed to appoint additional Class One directors at the rate of one per each two
          Class 2 Directors.  Combined seats may cause an automatic over-ride to total Directors as per Article III, Section 2.

          Class 1: Voted for position by majority of shareholders.  Serving one year terms.

Section 4 - Vacancies: Vacancies on board of directors may be filled within thirty (30) days by a majority vote of the remaining directors or by a sole remaining director. If, at any time, by reason of death, resignation, or other cause, the corporation should have no directors in office, than any officer or any stockholder or any executive, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with the like responsibility for the person or estate of a stockholder may call a special meeting of the stockholders in accordance with the provisions of the bylaws, or may apply to the District
Court for a decree summarily ordering an election as provided for. Each director so elected shall hold office until his successor is elected at an annual or a special meeting of the shareholders.

A vacancy on the board of directors shall be deemed to exist in the case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual meeting of shareholders to elect the full authorized number of directors to be voted for at the meeting, or if any director(s) elected shall refuse to serve.

Shareholders holding at least ten percent (10%) of the outstanding voting stock may call a meeting at any time for the sole purpose of filling any vacancy or vacancies not filled by the directors in accordance with the above procedures.
If the board of directors accepts the resignation of a director tendered to take effect at a future date the board or the shareholders shall have power to elect a successor to take office when the resignation is to become effective. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5 - Place of Meeting: Regular and special meetings of the board of directors shall be held at any place and time which has been designated from time to time by resolution of the board or by consent of a majority of the members of the board. In the absence of such designation, all meetings shall be held at the principal office of the corporation, or by any electronic means allowing participation and attendance by each director.

Section 6 - Organizational Meeting: Immediately following each annual meeting of shareholders, the board of directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business as needed. Notice of such meeting is hereby waived.

Section 7 - Other Meetings: Other meetings of the board of directors, regular or special, shall be held without call and notice at such times as the board of directors may from time to time designate in advance of such meetings, or as called by the president; provided, however, should said day fall upon a legal holiday, then said meeting shall be held at the same time on the next day thereafter ensuing which is not a legal holiday. Notice of all such regular meetings of the board of directors is hereby waived.

Section 8 - Notice of Adjournment: Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 9 - Waiver of Notice: Acceptance of a seat on the Board of Directors shall be construed as acceptance of Waiver of Notice to all meetings whether regular or special. Transactions of any meeting of the board of directors shall be valid if a quorum be present whether or not notice of the meeting was provided.

Section 10 - Quorum: A majority of the total number of sitting directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting at which a quorum is present shall be regarded as the act of the board of directors. The directors present at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 11 - Meetings by Telephone: Members of the board of directors of the corporation, or any committee designated by such board, may participate in a meeting by means of conference telephone or similar communications by which all persons participating in the meeting can equally participate in said meeting, and any participation in such meeting shall constitute presence in person at the meeting.

Section 12 - Adjournment: A majority of the directors present may adjourn any directors' meeting to meet again at a stated day, and time, and method, or until the time fixed for the next regular meeting of the board.

Section 13 - Action Without Meeting: Any action which under any provision of the
Delaware Corporate Code may be taken at a meeting of the board of directors may be taken without a meeting if authorized in writing signed by a majority of directors entitled to vote upon such action at a meeting, and filed with the secretary of the corporation, or such other procedure followed as may be prescribed by statute.

Section 14 - Votes and Voting: All votes required of directors hereunder may be by voice vote, or show of hands, or other acceptable method, unless a written ballot is requested, which request may be made by any one director. Each director shall have one vote.

Section 15 - Inspection of Books and Records: Any director shall have the right to examine the corporation stock ledger, a list of its stockholders entitled to vote and its other books and records for a purpose reasonably related to such director's position as a director. When there is any doubt concerning the inspection rights of a director the parties may petition the District Court, which may, in its discretion, determine whether an inspection may be made and whether any limitations or conditions should be imposed upon the same.

Section 16 - Fees and Compensation: Directors shall not receive any stated
salary for their services as directors, but, by resolution of the board, adopted annually, a fixed fee (payable in cash or common stock), with or without expenses, is payable for attendance at each meeting. Should the board not make an annual statement of fixed fee then the board members shall receive common shares equal to $400 per meeting, payable in common shares and based upon the previous six months average of the common stock price. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation thereas.

                                   Article IV

                                    Officers

Section 1 - Officers: The officers of the corporation shall be a President, a
Secretary, and a Treasurer. The corporation may also have, at the discretion of the board of directors, a Chairman of the Board, one or more vice-presidents, one or more of any other officer as may be appointed in accordance with the provisions of Section 3 of this Article. Any number of offices may be held by the same person if permitted by the Delaware Corporate Code.

Section 2 - Election: The officers of the corporation, except such officers as may be appointed in accordance with the provision of Section 3 or Section 5 of this Article, shall be chosen annually by the board of directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to server, or his successor shall be elected and qualified.

Section 3 - Subordinate Officers, etc...: The board of directors may appoint such offices as the business of the corporation may require, each of whom shall have authority and performs such duties as are provided in these bylaws or as the board of directors may from time to time specify, and shall hold office until he shall resign or shall be removed or otherwise disqualified to server.

Section 4 - Compensation of Officers: Officers and other employees of the corporation shall receive such salaries or other compensation as shall be determined by resolution of the board of directors, adopted in advance or after the rendering of services, or by employment contract entered into by the board of directors. The power to establish salaries of officers other than the president or chairman of the board, may be delegated to the president, chairman of the board, or a committee.

Section 5 - Vacancies: A vacancy in any office may be filled by the President or the board as deemed appropriate.

Section 6 - Removal and Resignation: Any officer may be removed at the discretion of the board by a majority vote of those present at a meeting held to make a vote on such removal. An officer may resign at any time upon written notice to the corporation.

Section 7 - Chairman of the Board: Although not required, the board may select a
Chairman of the Board to exercise and perform such other powers and duties as from time to time assigned to him by the board of directors or prescribed by these bylaws.

Section 8 - President: Subject to supervisory powers, if any, of the board of directors, the president shall be the Chief Executive Officer (CEO) of the corporation and shall have general supervisory, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and at board meetings unless superceded by a Chairman of the
Board. He shall be ex officio member of all standing committees and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these bylaws.

Section 9 - Vice-President: Shall have such duties as prescribed by the president or the board of directors. In the absence of the President the
Vice-President shall perform the duties of the president and shall have all the powers and duties of that position.

Section 10 - Secretary: The secretary shall keep, or cause to be kept, a book of minutes at the principal office of all meetings of directors and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal office or at the corporation's transfer agent, a stock ledger, or a duplicate stock ledger, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors required by these bylaws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws.

Section 11 - Treasurer: The treasurer shall keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, and shares. Any surplus, including earned surplus, paid in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall be at all reasonable times available for inspection by the president or by any director.

The treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the president or board of directors, shall render to the president or directors, whenever they request it, an account of all of his transactions as treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these bylaws. He shall be bonded if required by the board of directors.

                                    Article V

                                  Miscellaneous

Section 1 - Record Date and Closing Stock Books:

     Sub A: Record Date for Shareholders'  Meetings - The board of directors may fix a time in the  future  as a record  date for the  determination  of the shareholders  entitled  to  notice  of  and  to  vote  at  any  meeting  of shareholders  or to  execute  a  written  consent  to  action  in lieu of a shareholders'  meeting. The record date so fixed shall be not less than ten
     (10) days nor more than sixty (60) days prior to the date of the meeting or event for purpose of which it is fixed, and in no event can the record date be a date prior to the board of directors  meeting at which the record date is fixed.  When a record date is so fixed, only the shareholders who are of record on that date are  entitled to notice of and to vote at the  meeting, notwithstanding  any transfer of any shares on the books of the corporation after the record date.

     Sub B: Record Date for Dividends or  Distributions - The board of directors may fix a time in the future as a record date for the  determination of the shareholders  entitled to receive  any  dividend  or  distribution,  or any allotment  of rights,  or to  exercise  rights in  respect  to any  change, conversion  or exchange of shares,  or for the purpose of any other  lawful action, which record date shall not be less than ten (10) and not more than sixty (60) days prior to the date of the  meeting or event for  purposes of which it is fixed,  and in no event can the record  date be a date prior to the board of directors meeting at which the record date is fixed.

     [Self-removing  clause Sub C: Special pre-IPO  consideration of Dividend or
     Distribution - The board of directors may address a special  consideration dividend or  distribution  to pre-IPO  purchasers of the  company's  common stock.  Such dividend or  distribution  to be considered  separate from any other  actions.  This  clause may only be executed  once and  expires  upon execution or twelve months from the initial IPO whichever comes first. Upon execution or  expiration  this clause is  automatically  removed from these bylaws.]

Section 2 - Indemnification of Directors and Officers: When a person is sued, either alone or with others, because he is or was a director or officer of the corporation, or of another corporation serving at the request of this corporation, in any proceedings arising out of his alleged malfeasance in the performance of his duties or out of any alleged wrongful act against the corporation or by the corporation, he shall be indemnified for his reasonable expenses, including attorney's fees incurred in the defense of the proceeding, if both of the following conditions exist:

     (A)  The person sued is successful in whole or in part, or the proceeding against him is settled with the approval of the court.

     (B)  The court finds that his conduct fairly and equitably merits such indemnity.

The amount of such indemnity which may be assessed against the corporation, its receiver, or its trustee, by the court in the same or in a separate proceeding shall be so much of the expenses, including attorney's fees incurred in the defense of the proceeding, as the court determines and finds to be reasonable.
Application for such indemnity may be made either by the person sued or by the attorney or other person rendering services to him in connection with the defense, and the court may order the fees and expenses to be paid directly to the attorney or other person, although he is not a party to the proceedings.
Notice of application for such indemnity shall be served upon the corporation, its receiver, or its trustee, or upon the plaintiff and other parties to the proceeding. The court may order notice to be given also to the shareholders in the manner provided in Article II, Section 2, for giving notice of shareholders meetings, in such form as the court directs.

Section 3 - Checks, Drafts, Etc...: All checks, drafts or other orders for payment of money, notes or other evidences or indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person(s)
and in such manner as, from time to time, shall be determined by resolution of the board of directors.

Section 4 - Annual Report: No annual report to shareholders shall be required other than those prescribe by the Securities and Exchange Commission. The board of directors may cause to be sent to the shareholders reports in such form and at such times as may be deemed appropriate by the board of directors.

Section 5 - Contracts, Deeds, Etc...: The board of directors, except as in these bylaws otherwise provided, may authorize any officer(s) or agent(s) to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the board of directors, an officer or agent or employee shall not have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose in any amount; provided, however, that any contracts, agreements, deeds or other instruments conveying lands or any interest therein, and any other documents shall be executed on behalf of the corporation by the president, or by any other specific officer or agent or attorney so authorized under letter of attorney or other written power which was executed on behalf of the corporation by the president or board of directors.

Section 6 - Certificates of Stock: Certificate(s) for shares of the capital stock of the corporation shall be issued to each shareholder when any such shares are fully paid-up. All such certificates shall be signed by the president and the secretary or be authenticated by facsimiles of the signatures of the president and secretary. Every certificate authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk, and be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers, before issuance.

Section 7 - Representation of Securities of other Corporations or Entities: The
President or Secretary are authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all securities of any other corporation or entity standing in the name of this corporation. The authority herein granted to said officers to vote or represent on behalf of this corporation any and all securities held by the corporation in any other corporation or entity may be exercised either by such officers in person or by authorized proxy duly exercised by said officers.

Section 8 - Fiscal Year: The board of directors shall have the power to fix and from time to time change the fiscal year of the corporation without amendment to these bylaws. In the absence of any resolution to change the fiscal year the fiscal year shall end on the last day of the calendar.

Section 9 - Corporate Automobiles: In the event that corporate automobiles are rented, leased, purchased, or otherwise obtained for use by corporate employees, then any employee utilizing such vehicle shall reimburse the corporation for personal use of vehicle at a rate to be determined from time to time by the board of directors. If personal use is determined to exceed the amount reimbursed, then such additional personal use shall be treated as additional compensation and reported on the employee's W-2.

Vehicles provided to employees as a "perk" in addition to other benefits are not subject to "personal use reimbursement requirements".

Section 10 - Ownership Requirements: No director, officer, agent, employee, or vendor of the corporation shall be required to own stock in the company.

                                   Article VI

                              Amendments to Bylaws

Section 1 - Power of Shareholders or Directors: The bylaws of the corporation may from time to time be repealed, amended or altered, or new bylaws may be adopted, by either of the following means:

     (A)  By the stockholders, by majority written consent, or at any annual, regular or special meeting thereof; or,

     (B)  By resolution adopted by the board of directors; provided, however, that the power of the directors to suspend, repeal, amend or otherwise alter the bylaws or any portion thereof may be denied as to any bylaws or portion thereof enacted by the stockholders, if at the time of such enactment the stockholders shall so expressly provide.

Section 2 - Corrections: This is considered a working document and the president or board of directors is hereby authorized to make corrections to typesetting, mistypes, grammar, and structure without amendment providing that the intent of the content shall remain the same.

I certify that these bylaws contained on the attached ten pages are the bylaws of ArchivalCD as of the amended date indicated in the footer and as signed by the President.

Daniel J. Hay
CEO/President
21 February 2001